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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-100118 of McLeodUSA Incorporated on Form S-8 of our report dated March 3, 2004, relating to the consolidated financial statements of McLeodUSA Incorporated as of December 31, 2003 and 2002 (Reorganized Company balance sheets) and for the year ended December 31, 2003 and the period from April 17, 2002 through December 31, 2002 (Reorganized Company operations) and the period from January 1, 2002 through April 16, 2002 (Predecessor Company operations) appearing in this Annual Report on Form 10-K of McLeodUSA Incorporated for the year ended December 31, 2003.


DELOITTE & TOUCHE LLP

Dallas, Texas
March 15, 2004